EXECUTION VERSION

REAL ESTATE DEVELOPMENT SERVICES AGREEMENT
THIS    REAL    ESTATE    DEVELOPMENT    SERVICES    AGREEMENT
(“Agreement”) is made and entered into as of June 10, 2025 (the “Effective Date”), by and between VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership (“Owner”), and EVERGREEN DEVELOPMENT SERVICES, LLC, a Delaware limited liability company (“Service Provider” and, together with Owner, each individually, a “Party” and, collectively, the “Parties”).
WHEREAS, Owner desires to retain and appoint Service Provider to identify, source, inspect and acquire Targeted Properties (as defined in this Agreement) (such services collectively, “Acquisition Services”) and subsequently provide other services for such Targeted Properties (the “Project Administration Services”, and together with the Acquisition Services, the “Services”) during the Term (as defined in this Agreement), in Service Provider’s capacity as Owner’s independent contractor;
WHEREAS, following, or contemporaneously with, the execution and delivery of this Agreement, Owner and Evergreen Residential Management, LLC, a Delaware limited liability company, as property manager (“Property Manager”), will enter into one or more Property Management Agreements dated as of the date thereof (as may be, in accordance with the terms thereof, amended, restated, or otherwise modified from time to time, individually, or collectively, the “Property Management Agreement”), pursuant to which Owner will appoint Property Manager to perform certain services as set forth in the Property Management Agreement relating to certain properties owned or acquired by Owner;
WHEREAS, following, or contemporaneously with, the execution and delivery of this Agreement, Owner and Evergreen Asset Management, LLC, an affiliate of Service Provider, as asset manager (“Asset Manager”), will enter into one or more Asset Management Agreements dated as of the date thereof (as may be amended, restated, or otherwise modified from time to time, individually, or collectively, the “Asset Management Agreement”), pursuant to which Owner will appoint Asset Manager to perform certain services as set forth in the Asset Management Agreement relating to certain properties owned or acquired by Owner;
WHEREAS, the Parties desire for Service Provider to cause Targeted Properties (as defined in this Agreement) to be acquired on behalf of Owner in accordance with the terms of this Agreement (“Acquired Properties”) and such Targeted Properties shall become Properties (as defined in the Property Management Agreement) under one of the Property Management Agreements as well as Properties (as defined in the Asset Management Agreement) under the Asset Management Agreement and will be subject to the terms and conditions of the applicable Property Management Agreement and Asset Management Agreement once acquired;
WHEREAS, Service Provider desires to accept the foregoing appointment from Owner to perform the Services and covenants to carry out the Services and all related duties under this Agreement with at least Due Care at all times. As used herein (“Due Care”), means (i) to act in accordance with all applicable laws and the express terms of this Agreement and (ii) to act in the same manner in which, and with the same care, skill, prudence and diligence with which Service Provider, and/or its affiliates, provide similar services for other third parties; provided, however, that such care, skill, prudence and diligence shall at all times and from time to time be at least as favorable as the degree of care, skill, prudence and diligence generally applied by prudent asset managers of residential real estate, exercising reasonable business judgment; and
WHEREAS, VineBrook Homes Trust, Inc., the indirect parent of Owner, does not intend for Service Provider to have any duties or responsibilities that NexPoint Real Estate Advisors V, L.P., a Delaware limited partnership is responsible for pursuant to the advisory agreement by and between VineBrook Homes Trust, Inc. and NexPoint Real Estate Advisors V, L.P., a Delaware limited partnership.
NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Appointment. Owner hereby retains and appoints Service Provider as an independent contractor to perform the Services during the Term and Service Provider hereby accepts such appointment, on the terms and conditions set forth in this Agreement. If Service Provider holds, under the name of an affiliate, any licenses required to provide the Services, Service Provider is authorized to cause each such Service Provider affiliate to fulfill the obligations of Service Provider under this Agreement with respect to each Property located in a jurisdiction for which such Service Provider affiliate is licensed.
2.Responsibilities of Service Provider.
(a)Generally. Service Provider shall perform the Services with Due Care and in accordance with this Agreement and shall at all times comply with applicable law.
(b)Presentation and Targeted Properties. During the Term, Service Provider may (but shall have no affirmative obligation to), from time to time and at Service Provider’s sole discretion, present Owner with potential Targeted Properties that are sourced by Service Provider, which shall include Targeted Properties part of a broadly marketed process from a third party. Owner acknowledges that Service Provider may be providing similar acquisition services and project administration services for other persons for similar assets and in similar or the same markets. Service Provider shall perform the Acquisition Services relating to properties that have been approved by Owner in writing (email being sufficient) (“Targeted Properties”). Service Provider shall be authorized to submit offers for Targeted Properties in accordance with the terms of this Agreement.
(c)Related Party Transactions. Notwithstanding anything to the contrary contained herein, in no event shall any property proposed to be a Targeted Property be sold from (or to) Service Provider, its affiliates, or any person for which any of the foregoing is in a contractual, fiduciary, advisory or other relationship, to (or from) Owner (or its affiliates) without Owner providing express written consent, prior to Owner approving Service Provider to treat the property as a Targeted Property, expressly acknowledging such actual or potential conflict of interest.

(d)Representations and Warranties Regarding Acquired Properties. Service Provider hereby represents and warrants to Owner that each Acquired Property, as of the date of acquisition, shall qualify as a Targeted Property.
(e)Fees; Expenses. As consideration for performing the Acquisition Services, Service Provider shall be entitled to receive an acquisition fee of (x) 2.0% if the Acquired Property is not part of a broadly marketed process, (y) 1.375% if the Acquired Property is part of a broadly marketed process from a third party with structured bid timelines, or (z) 0.75% if the Acquired Property is acquired solely as result of a non-broadly marketed process and neither Service Provider nor its affiliates received, nor had accessed, information regarding such Acquired Property prior to Owner providing such information, of the price paid by Owner or its subsidiaries to the seller of the Acquired Property for the Acquired Property (the “Acquisition Fee”). The Acquisition Fee shall be paid to Service Provider by Owner at the closing of the acquisition of such Acquired Property, or later, at the discretion of Service Provider and supported by reasonable documentation and calculations to be provided to Owner by Service Provider as part of the Acquired Property File (as defined below). In addition, if Service Provider completes a Due Diligence Investigation (as defined on Exhibit J) of a Targeted Property prior to the closing of the related acquisition, Service Provider shall be entitled to receive a fee from Owner of $450 per inspection for all Targeted Properties actually inspected (interior or exterior), regardless of whether such property was acquired (the “Inspection Fee”), to be paid within thirty (30) days of the delivery to Owner of all related walkthrough or inspection documentation, including third-party reports and notes and pictures taken by Service Provider and its employees and agents. Except as otherwise set forth herein, each Party shall be responsible for bearing its own respective costs and expenses incurred in connection with this Agreement. For the avoidance of doubt, no Acquisition Fee shall be owed or payable for any Acquired Property that is acquired from a NexPoint Controlled Transferee (as defined below).
(f)Insurance. Service Provider shall obtain and shall cause to be maintained, at its own expense, through the remaining term of this Agreement, each and all of the following types and amounts of insurance coverage and such other insurance as Service Provider considers appropriate in connection with its business. Owner shall be named as an additional insured under Service Provider’s automobile, commercial general liability, umbrella, and cyber policies. Further, each policy shall contain an endorsement requiring the insurer to provide Owner with thirty (30) days written notice prior to cancellation of the policy. Insurance coverage shall be as follows:
(i)Comprehensive crime insurance including employee dishonesty covering Service Provider and all employees of Service Provider handling Owner’s funds or other documents, with a per claim limit of not less than One Million Dollars ($1,000,000).
(ii)Errors and omissions insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence and in aggregate.
(iii)Worker’s compensation insurance in compliance with all applicable laws covering all employees of Service Provider.

(iv)Commercial General Liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and Two Million Dollars ($2,000,000) in the aggregate, applying to bodily injury and property damage, with Broad Form Liability Endorsement on an occurrence basis and including coverage for the hazards of operation, independent contractors, products and completed operations.
(v)Commercial automobile liability coverage of Two Million Dollars ($2,000,000) per accident, combined single limit bodily injury and property damage (which coverage shall include, without limitation, liability assumed under any contract).
(vi)Comprehensive cyber insurance, with a per-claim and aggregate limit of not less than Two Million Dollars ($2,000,000).
(vii)Directors’ and officers’ fiduciary and employment practices liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and in aggregate.
(viii)Umbrella Liability insurance with a combined single limit of not less than Ten Million Dollars ($10,000,000), per occurrence, for bodily injury and property damage.
(ix)Employment Practices Liability insurance covering claims arising from actual or alleged wrongful termination, discrimination, harassment (including sexual harassment), retaliation, and other wrongful employment acts, with minimum limits of
$2,000,000 per claim and in the aggregate, including coverage for third-party liability claims. Such insurance shall include coverage for claims brought by current, former, and prospective employees, as well as tenants and other third parties interacting with employees. Coverage shall be maintained on a claims-made basis with a retroactive date no later than the inception of Service Provider’s services under this Agreement, and Service Provider shall maintain extended reporting period coverage (tail coverage) for at least three
(3) years following termination of services under this Agreement. The policy shall not contain exclusions materially inconsistent with the scope of employment-related risks assumed by the Service Provider in performing its services.
All insurance policies required above shall be written with solvent insurance companies authorized to do business in the state in which the Targeted Properties are located. Prior to the Effective Date and within thirty (30) days following Owner’s request therefor, Service Provider shall furnish, or cause to be furnished, original certified copies of certificates or (at Owner's option) policies of insurance to Owner, evidencing the insurance coverage described above. Upon Owner’s request, Service Provider shall furnish such evidence of all renewals to Owner within thirty (30) days of the expiration of the prior policy period. All policies that Service Provider is required to carry must be endorsed to provide a waiver of subrogation in favor of Owner and its partners, members, officers, directors, agents, employees, lenders, successors, and assigns (including any deductibles). Service Provider shall notify Owner and Owner’s insurance carrier promptly upon becoming aware of any casualty, loss, injury, claim or other event which may result in a claim under any policy maintained by Service Provider if related to the Services under this Agreement. Service Provider will reasonably cooperate with Owner and Owner’s insurance carrier on loss control inspections, responding to recommendations and other safety issues with respect to Owner’s insurance.
Notwithstanding anything to the contrary contained herein, Service Provider shall have thirty (30) days following the Effective Date to obtain the insurance described in Sections 2(f)(viii) and (v) above, provided, however, in the event that such insurance is not obtained in such time period, and provided that Service Provider has commenced and is diligently pursuing such insurance, such thirty (30) day period shall be extended for an additional thirty (30) days.
(g)Acquired Property File. At all times from and after acquisition of each Acquired Property, Service Provider shall record, preserve and store in electronic data form and thereafter maintain all items set forth on Exhibit F (the “Acquired Property File”) on behalf of Owner. Service Provider shall send Owner an electronic copy of the Acquired Property File within ten (10) business days of Owner acquiring the Acquired Property, such copy to contain the components of the Acquired Property File that are then in the possession or control of Service Provider, and thereafter, Service Provider shall promptly, and no later than thirty (30) days following the closing of the acquisition, update the Acquired Property File for any components not previously provided upon receipt of such components, other than with respect to any recorded deeds or owner’s title insurance policies, which Service Provider shall provide to Owner promptly upon receipt of same. Owner shall have reasonable access to such Acquired Property Files upon advance notice to Service Provider.
(h)Project Administration Services. After the closing of the acquisition of the Acquired Property (or if the Acquired Property is subject to an existing lease, upon the move out of the applicable tenant), Service Provider shall complete initial “clean and secure” services, including re-keying, initial cleaning to broom-clean condition and clearing of any items or debris left in the home (the “Post-Purchase Clean and Secure”). Additionally, Service Provider as independent contractor shall engage, on behalf of and in the name of Owner and on Service Provider’s standard and customary form agreements approved by Owner as of the Closing Date (or otherwise on such forms as have been approved in writing by Owner), general contractors, service providers and other trades to perform the necessary repairs and upgrades needed prior to the Acquired Property being occupied for the first time following acquisition by Owner, at all times in accordance with the renovation standards described in Exhibit G (the “Renovation Standards”) and for a cost of no more than $5,000 unless otherwise approved, in writing, by Owner. Service Provider will provide commercially reasonable oversight of the repair projects (or other projects including, but not limited to, walkthroughs, builder/developer monitoring and oversight and capital improvements) related to each Acquired Property and use commercially reasonable efforts to manage the third-party providers to complete such projects on approved timelines (the “Project Administration Services”). In no event shall Service Provider’s engagement of any subcontractors or other providers relieve Service Provider of any of its obligations, duties, or liabilities under this Agreement.

(i)Project Administration Fees. Service Provider will be entitled to a fee of
$450 per Acquired Property for Post-Purchase Clean and Secure services, paid by Owner (the

“Clean and Secure Fee”), paid by Owner upon receipt of written notice for same from Service Provider, which notice shall include reasonable evidence of completion of the Post-Purchase Clean and Secure services and an invoice for the work. Service Provider will also, for Project Administration Services performed prior to the Acquired Property being first occupied after Owner acquires it, be entitled to a fee of (x) $1,000 for any Project Administration Services related to new-build homes that have already been completed upon acquisition closing and require make- ready repairs, or (y) $3,500 for Project Administration Services related to contracted forward home deliveries which require project oversight for construction and punch list completion (collectively, the “Repair Oversight Fee”), paid by Owner upon Service Provider sending Owner evidence of final completion of the Project Administrative Services for which such Repair Oversight Fee is being paid and an invoice for the same.
(j)Financing. Service Provider shall reasonably cooperate at Owner’s sole cost and expense in connection with any financing or refinancing of the Acquired Properties.
(k)Third-Party Service Providers. Notwithstanding anything to the contrary contained herein, Service Provider shall be permitted to engage third parties to provide those services expressly set forth in the categories listed on Exhibit H attached hereto (each, a “Third- Party Service Provider”), which such categories may be expanded from time to time by Service Provider subject to Owner’s written approval in Owner’s sole discretion. Owner shall be responsible for all fees, compensation, and other costs or expenses incurred in connection with services provided by Third-Party Service Providers that (i) are, within the institutionally owned single-family rental industry, reasonably and customarily provided by third-parties other than a property manager, and (ii) do not exceed market rates for Third-Party Services Providers of such type, and Service Provider shall be responsible for all other fees, compensation and other expenses of Third-Party Service Providers.
3.Responsibilities of Owner.
(a)Limited Powers of Attorney. Owner shall, on or within a reasonable time after the Effective Date and from time to time upon reasonable request from Service Provider, deliver to Service Provider one or more original executed Limited Powers of Attorney substantially in the form attached hereto as Exhibit B (each, a “Power of Attorney”) authorizing Service Provider to sign documentation as the attorney-in-fact of Owner in order for Service Provider to perform the Acquisition Services in accordance with the terms and conditions of this Agreement. The Parties agree to cooperate in good faith to update the Power of Attorney as reasonably requested by either Party, but neither Party shall be in breach of this Agreement for failure to make any such updates. Service Provider hereby acknowledges and agrees that Service Provider will, with Due Care (a) designate those persons who will be authorized by Service Provider from time to time to execute documents on behalf of Owner pursuant to this Power of Attorney (the “Authorized Signatories”); (b) promptly provide a list of such Authorized Signatories to Owner upon execution of this Agreement and upon each revision to such list; (c) monitor and supervise its employees and third party agents, including all Authorized Signatories in the conduct of those functions and activities authorized by this Power of Attorney to ensure compliance with the Agreement, Due Care, and the Power of Attorney; and (d) take commercially reasonable actions, steps and precautions to ensure that Service Provider, either directly or indirectly through an employee of Service Provider or third party agent, does not act in any manner that exceeds the authorization granted under the Power of Attorney, or in any way circumvents or otherwise modifies the rights, duties, obligations, or restrictions placed on the Service Provider under this Agreement. Owner shall have the right to rescind any Power of Attorney at any time upon written notice to Service Provider. Service Provider may request in writing that Owner execute certificates, resolutions or other similar documents from time to time as needed to evidence Service Provider’s right to perform the Services and if Owner fails to provide any such documents so requested by Service Provider within ten (10) Business Days of such request, and such failure precludes Service Provider’s ability to perform any of the Services or Service Provider’s (or its affiliates) obligations hereunder, then, for so long as Owner fails to execute such certificates, resolutions or other similar documents (including during the ten (10) Business Day notice period), Service Provider shall not be liable for any failure to perform any such Services or obligations so precluded, and any such failure shall not constitute an “event of default” hereunder.
(b)Acquisition Process. Service Provider and Owner shall comply with the terms and conditions of Exhibit J.
(c)Forecasted Expenses. Service Provider will, prior to the 15th day of each month and in writing, provide Owner with a forecast of Permitted Acquisition Expenses and other cash and liquidity needs of Owner, relating to forecasted acquisitions, for the following month ("Forecasted Expenses”). Additionally, at least ten business days prior to any Forecasted Expenses becoming due, Service Provider will provide Owner written notice of the following information: (i) the Forecasted Expenses which are becoming due and payable, (ii) a reasonable description of such Forecasted Expenses and (iii) the payment instructions for such Forecasted Expenses.
4.Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on the seventh (7th) anniversary of the Effective Date (the “Initial Term”). The Initial Term shall automatically be renewed for successive renewal terms of one (1) year (each such successive one (1) year term, a “Renewal Term” and, together with the Initial Term, collectively, the “Term”) unless earlier terminated or either Party notifies the other Party in writing at least ninety (90) days prior to the expiration date of the Initial Term or the then-current Renewal Term, as the case may be, that such Party elects to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated upon prior written notice by the applicable Party for the following reasons upon the time periods set forth below:
(A)immediately by either Party upon the liquidation, winding- up or termination of the existence of Owner, provided, however, in the event such liquidation, winding-up or termination is the result of a transfer of the assets of Owner to a NexPoint Controlled Transferee, and such NexPoint Controlled Transferee assumes this Agreement, then, Service Provider shall not be permitted to terminate this Agreement pursuant to this Section 4(A). For purposes of this Agreement, (i) “NexPoint Controlled Transferee” means either or both of (a) an affiliate of Owner, and (b) a Delaware Statutory Trust controlled by NexPoint Real Estate Advisors IV, L.P., a Delaware limited partnership or its affiliates; (ii)

“Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “control”, “controlling” and “controlled” have the meanings correlative to the foregoing; (iii) “Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits; and (iv) “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, Delaware Statutory Trust, business trust, cooperative or association.
(B)immediately by either Party upon (i) the filing of a petition by the other Party or its parent companies or subsidiaries (such other Party and each such parent company and subsidiary of such other Party, a “Relevant Person”) for relief under the Bankruptcy Code (as defined below), or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by a Relevant Person in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding such Relevant Person’s insolvency; (iii) a general assignment by a Relevant Person for the benefit of creditors; (iv) a Relevant Person applying for, or the appointment of, a receiver, trustee, custodian or liquidator of a Relevant Person or any of its property or (v) the failure of a Relevant Person to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against a Relevant Person, prior to the earlier of (x) the entry of any court order granting relief sought in such involuntary petition or (y) one hundred twenty (120) days after the date of filing of such involuntary petition. As used herein “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C.
§101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal, state, local or foreign bankruptcy or insolvency law;
(C)by the non-defaulting Party for a default by the other Party of any material non-monetary term, representation, covenant, or provision hereof, where such default continues uncured for a period of thirty (30) days after receipt of written notice of such default from the non-defaulting Party; provided, however, that such thirty (30) day period shall be extended for up to an additional sixty (60) days to the extent the underlying default is not reasonably susceptible of cure within such thirty (30) day period and so long as the defaulting party has commenced and is diligently pursuing a cure;
(D)by the non-defaulting Party for a default by the other Party of any monetary term, covenant or provision hereof where such default continues uncured for a period of thirty (30) days after receipt of written notice of such default from the non-defaulting Party.

(E)By Owner for any reason or no reason, as long as Owner provides no less than ninety (90) days advance notice of the termination (other than a termination in connection with a CoC Transfer which shall require no less than thirty (30) days advance notice) and has paid, on or prior to the effective date of the termination, all fees owed under this Agreement prior to that effective date. “CoC Transfer” shall mean any transfer to a bona fide third party of the ownership of all or substantially all of the properties owned, directly or indirectly, by Owner, whether through a sale of one or more individual properties or a sale of all or substantially all of the direct or indirect equity interests in the owner of the properties or its parents or subsidiaries, whether in one transaction, or a series of related transactions. Regarding any termination of this Agreement under this Section 4(E) that is effective prior to the date that is twenty-four (24) months from the Effective Date, Owner shall pay a “DSA Termination Fee”. The DSA Termination Fee shall be a dollar amount calculated by using the following formula: (0.02 * (500,000,000 - Total Acquisition Spend - Broken Deal Total)) - Already Paid Measurement Period Service Fees. For the purposes of the DSA Termination Fee equation, the “Broken Deal Total” shall mean the sum of all purchase prices of all Target Properties (as such purchase prices were listed in the relevant Target PSAs (defined below)) for which Owner, or any of its subsidiaries, provided the seller of the relevant Target Property (“Seller”) with a proposed purchase and sale agreement (“Target PSA”) and (i) Seller subsequently failed to sign the Target PSA or close the transaction, or (ii) Owner terminated the Target PSA due to a Seller default, material title issue, or material environmental issue. For the purposes of the DSA Termination Fee equation, any transactions that are, as of the effective date of the termination of this Agreement, under a letter of intent or contract for purchase shall be deemed purchased for the purpose of calculating the Total Acquisition Spend (as otherwise defined in that certain letter agreement between Evergreen Residential Management, LLC, Owner and Service Provider dated as of the date hereof (the “Letter Agreement”)). For the purposes of the DSA Termination Fee equation, the “Already Paid Measurement Period Service Fees” shall be all Measurement Period Service Fees (as defined in the Letter Agreement) paid to Service Provider prior to the effective date of the termination of this Agreement. Notwithstanding the foregoing, the DSA Termination Fee shall never exceed $5,000,000.00.
Notwithstanding the termination or expiration of this Agreement, the obligations of Owner to pay amounts due under this Agreement with respect to periods prior to the effective time of the termination or expiration hereof and the provisions of Sections 5, 6, and 9 shall survive any termination or expiration of this Agreement and Sections 7 and 8 shall survive solely to the extent needed to enforce rights under Sections 5, 6, and 9. After a termination of this Agreement (whether prior to or after twenty-four
(24) months from the Effective Date), Owner shall not owe (under this Agreement or the Letter Agreement) any Measurement Period Service Fee or Runoff Date Service Fee other than Measurement Period Service Fees for Measurement Periods that completed a full, consecutive, twelve month period prior to the effective date of the termination.
5.Indemnity.

(a)Service Provider shall indemnify, defend, protect and hold harmless Owner, Owner’s affiliates, their respective past, present, and future, officers, managers, directors, shareholders, agents, members, attorneys, partners, principals, consultants, and employees, and their respective successors and assigns (each, an “Owner Indemnitee”) from and against any and all claims, actions, causes of action, losses, liabilities, damages, deficiencies, and reasonable and documented, out-of-pocket costs and expenses, including (but not limited to) interest, penalties and reasonable and documented out-of-pocket attorneys’ fees, (each of the foregoing individually a “Claim” and collectively the “Claims”) arising out of, or to the extent attributable to, any or all of (i) the gross negligence, fraud, bad faith, illegal activity, or willful misconduct of Service Provider (ii) any failure of Service Provider to materially perform any of its obligations as and when required under this Agreement, but only following the expiration of any applicable notice and cure periods, or (iii) a knowing and intentional breach of any representation made by Service Provider in this Agreement. Service Provider shall not however, owe any indemnity under this Agreement to the extent the matter for which indemnification sought is (x) caused by, relates to, or arises from, any Owner Indemnitee’s gross negligence, fraud, bad faith, illegal activity, willful misconduct or material breach under this Agreement or (y) one for which Owner owes Service Provider indemnification, and provided, further, that Service Provider’s indemnification obligations hereunder (other than to the extent arising under clause (i) or clause (iii) of this Section 5(a)) shall not exceed the greater of the insurance proceeds available from policies carried by Service Provider or the fees received by Service Provider under this Agreement. The indemnification contained in this Section 5(a) shall survive any termination of this Agreement.
(b)Owner shall indemnify, defend, protect and hold harmless Service Provider, Service Provider’s affiliates and Service Provider Owners (as defined herein), and their respective past, present, and future, officers, managers, directors, shareholders, agents, members, attorneys, partners and employees, and their respective successors and assigns (each, a “Service Provider Indemnitee”) from and against any and all Claims arising out of, or to the extent attributable to, any or all of (i) any act or omission in connection with the performance by Service Provider of its duties in accordance with this Agreement, (ii) the failure of Owner to materially perform its obligations hereunder as and when required under this Agreement, but only following the expiration of any applicable notice and cure periods, (iii) conduct at or management of the Properties prior to the Effective Date, (iv) conduct of Owner prior to the Effective Date, or (v) the material breach of any representation made by Owner in this Agreement. Owner shall not, however, owe any indemnity under this Agreement to the extent the matter for which indemnification is sought is (x) caused by, relates to, or arises from, any Service Provider Indemnitee’s gross negligence, fraud, bad faith, illegal activity, willful misconduct or material breach of this Agreement or (y) one for which Service Provider owes Owner indemnification. The indemnification contained in this Section 5(b) shall survive any termination of this Agreement.
(c)Within fifteen (15) days after receipt by a party seeking indemnification (“Indemnified Party”) of written notice of the commencement of any proceeding against it regarding a Claim for which the Indemnified Party seeks indemnification, as applicable, such Indemnified Party will give written notice (in reasonable detail and indicating the estimated amount of such claims, in each case to the extent reasonably practicable) to the party from whom indemnification is sought (such party, the “Indemnifying Party”) of the commencement of such proceeding. The failure to notify the Indemnifying Party within such 15-day period will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the Indemnifying Party is prejudiced by the Indemnified Party’s failure to give such notice. If any such proceeding is brought against an Indemnified Party and such Indemnified Party gives notice thereof to the Indemnifying Party, the Indemnifying Party will be entitled to participate in such proceeding (at its sole cost and expense) or, subject to the limitations set forth herein, to assume the defense of such proceeding (at its sole cost and expense) with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of a proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 5 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such proceeding; provided, that the Indemnified Party shall have the right to participate in the defense of any claim or proceeding with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof; provided, further, that the Indemnified Party shall have the right to participate in the defense of any claim or proceeding with separate counsel paid for by the Indemnifying Party if the Indemnified Party, on advice of counsel, notifies the Indemnifying Party that there is a conflict of interest between the Indemnified Party and the Indemnifying Party or the Indemnified Party has defenses available to it that are not available to the Indemnifying Party. If the Indemnifying Party assumes the defense of a proceeding, the Indemnified Party will reasonably cooperate in the defense or prosecution thereof. The Indemnifying Party’s right to conduct the defense of a proceeding will be conditioned upon the Indemnifying Party’s continued diligent, good-faith defense of such proceeding. If the Indemnifying Party ceases to diligently defend in good faith such proceeding after 10 days’ written notice thereof by the Indemnified Party, the Indemnified Party may thereafter defend, compromise and settle such third-party proceeding. Unless the settlement, compromise or consent provides for a full release of the Indemnified Party with regard to the Claims on which the Indemnified Party sought indemnification, no Indemnifying Party will settle, compromise or consent to the entry of a judgment of any claim or proceeding subject to this Section 5 without the prior written consent of the Indemnified Party, which consent may be granted or withheld in the Indemnified Party’s sole discretion.
6.Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (i) such Party is (A) duly organized, validly existing, and in good standing in the jurisdiction in which it is organized, (B) duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations, and (C) has the authority to enter into this Agreement and this Agreement constitutes its legal, valid, binding, and enforceable agreement, (ii) execution and performance by such Party of this Agreement (A) does not breach any agreement of such Party with any third party or any duty arising in law or equity, (B) does not violate any applicable federal, state, or local laws, rules, ordinances or regulations, (C) are within its governing powers, and (D) has been authorized by all necessary corporate, limited liability company or similar action of such Party, (iii) no consent, approval, authorization, or order of any state or federal court or governmental agency or body or third party is required for the consummation by such Party of the transactions contemplated herein except for those consents, approvals, authorizations, or orders that previously have been obtained and except where the failure to obtain those consents, approvals, authorizations, or orders is unlikely to affect materially and adversely either the ability of such

Party to perform its obligations under this Agreement or the financial condition of such Party, and (iv) there are no legal actions pending or, to such Party’s knowledge, threatened against it that would reasonably be expected to interfere with such Party’s performance under this Agreement, and such Party agrees to promptly inform the other Party of any such legal action that occurs during the Term.
7.Miscellaneous.
(a)Governing Law, Forum, No Jury Trial. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Texas.
(i)EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN DALLAS COUNTY, TEXAS AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF SAID COURTS FOR ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN SAID COURTS.
(ii)EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b)Amendment and Waiver. Any amendment of this Agreement may be made only by a written instrument executed by Service Provider and Owner. No waiver by any party of any obligation of the other party, or any breach or default by the other party in the performance by such party of its obligations hereunder, shall be binding or enforceable except to the extent set forth in a writing signed by the party sought to be charged thereby.
(c)Entire Agreement. This Agreement, the Property Management Agreement, the Asset Management Agreement, and the Letter Agreement, together with the exhibits attached hereto and thereto, constitute the entire agreement between the parties and supersedes any prior agreements, promises, negotiations between Service Provider and Owner relating to the subject matter of this Agreement. If any of the below listed exhibits conflicts with any section of this Agreement, such exhibit shall control.
□Exhibit A – Intentionally Omitted
□Exhibit B – Form of Limited Power of Attorney
□Exhibit C – Designees of Owner Authorized to Approve Acquisitions

□Exhibit D – Permitted Acquisition Expenses

□Exhibit E – Intentionally Omitted
□Exhibit F – Acquired Property File
□Exhibit G – Renovation Standards
□Exhibit H – Permitted Third-Party Service Provider Categories
□Exhibit I – Intentionally Omitted
Exhibit J – Acquisition Process
Exhibit K – Data Processing Addendum
(d)Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and may be sent by United States mail, postage prepaid, electronic mail, or overnight courier or messenger, to the respective Parties at the addresses shown below or at such other addresses as the Parties hereto may, from time to time, hereafter designate in writing:
If to Owner:    c/o NexPoint Real Estate Advisors V, L.P.
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention: Legal Department, VineBrook Email: legal@nexpoint.com

If to Service Provider:    c/o Evergreen Residential Holdings, LLC
1999 Bryan Street, 13th Floor Dallas, Texas 75201 Attention: Legal Department
Email: legal@evergreenresi.com

With a copy to:    Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019 Attention: Kris Agarwal Email: kagarwal@willkie.com

(e)Severability. If any provision or term of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, the remainder of this Agreement shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent of law unless the consideration for the Agreement is negated.
(f)Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which, when so executed and delivered, shall constitute an original, but all of which, when taken together, shall constitute one contract. Delivery of an executed counterpart of this Agreement by .pdf or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.
(g)Successors and Assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party hereto in its sole discretion, provided, however, (i) Owner may without the consent of Service Provider, but upon thirty (30) days’ prior written notice to Service Provider, assign this Agreement to a NexPoint Controlled Transferee, and (ii) Service Provider shall have the right to, without the consent of, but upon thirty (30) days’ prior written notice to, Owner, to assign this agreement (x) to any affiliate of Service Provider, and
(y) to any entity that acquires, directly or indirectly, (whether by way of merger, consolidation, recapitalization, acquisition of equity interests, or otherwise) all or substantially all of the assets of, or interests in, Service Provider. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties hereto.
(h)Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
(i)Confidentiality.
(i)In performing their obligations pursuant to this Agreement, either Party may disclose to the other Party, either directly or indirectly, in writing, orally or by inspection of intangible objects (including, without limitation, documents), certain non- public confidential or proprietary information, including, without limitation, the names and addresses of tenants, the Properties, a party’s customers, marketing plans and objectives, research and test results, operating budgets and other information that is confidential and the property of the Party disclosing the information (“Confidential Information”). The Parties agree that the term “Confidential Information” shall include (a) Customer Information (as defined below), (b) business information (including all operating budgets, marketing plans, products and services, employee information, business models, know- how, strategies, designs, reports, data, research, financial information, pricing information, corporate client information, market definitions and information, and business inventions and ideas), and (c) technical information (including software, algorithms, models, developments, inventions, processes, ideas, designs, drawings, engineering, hardware configuration, and technical specifications, including, but not limited to, computer terminal specifications, the source code developed from such specifications, all derivative and reverse-engineered works of the specifications, and the documentation and software related to the source code, the specifications and the derivative works).
(ii)Each Party (including, without limitation, its respective current and future affiliates, direct and indirect beneficial owners, and their respective officers, directors, managers, counsel, representatives, employees, advisors, accountants, auditors and/or agents (“Representatives”)) shall receive Confidential Information in confidence and shall not, without the prior written consent of the disclosing Party, disclose any

Confidential Information of the disclosing Party in violation of this Agreement; provided, however, that there shall be no obligation on the part of the Parties to maintain in confidence any Confidential Information disclosed to it by the other which (i) is generally known to the trade or the public at the time of such disclosure, (ii) becomes generally known to the trade or the public subsequent to the time of such disclosure, but not as a result of disclosure by the other in violation of this Agreement, (iii) is legally received by either Party or any of its respective Representatives from a third party on a non-confidential basis provided that to such receiving Party’s knowledge such third party is not prohibited from disclosing such information to the receiving Party by a contractual, legal or fiduciary obligation to the other Party, its Representatives or another party or (iv) was or hereafter is independently developed by either Party or any of its Representatives without violation of its obligations under this Agreement. Each Party represents and covenants that it will protect the Confidential Information of the other Party in accordance with prudent business practices and will use at least the same degree of care to protect the other Party’s Confidential Information that it uses to protect its own confidential information of a similar type. Notwithstanding anything contained herein to the contrary, (A) a receiving Party shall be permitted to disclose Confidential Information (i)(a) to any Regulatory Authority (as defined below) without notice to, or consent by, the disclosing Party (1) in the course of an ordinary examination, inquiry or routine audit that does not target the other Party, the Properties, this Agreement, or the Confidential Information, and (2) as otherwise required by applicable law, rule, or regulation, (including those of the Securities and Exchange Commission (“SEC”), and (b) in the event that the receiving Party or any of its Representatives receives a request or is required by applicable law, rule, regulation, legal proceeding, court order, subpoena, deposition, administrative proceeding, inspection, audit, civil investigative demand, formal or informal investigation by any government or governmental agency or authority or other legal, governmental or regulatory process, or other legal process, to disclose all or part of the Confidential Information to, among others, a court, arbitral panel, governmental agency or other tribunal, the receiving Party will, to the extent legally permitted, notify the disclosing Party of the request, reasonably cooperate with the disclosing Party in seeking a protective order or request for other appropriate remedy to the extent legally permissible and at the sole cost and expense of the disclosing Party, disclose only that portion of Confidential Information which is requested or legally required to be disclosed and exercise its commercially reasonable efforts to ensure that confidential treatment will be accorded to the Confidential Information by the party receiving the same, (ii) to any actual or potential investor, lender, rating agency or their respective Representatives in connection with an equity investment, financing, refinancing or securitization, of a Property, (iii) that is disclosed in connection with litigation regarding this Agreement or the subject matter contained herein, or (iv) to such receiving Party’s Representatives so long as such Representative is made aware of the confidential nature of the Confidential Information; such receiving Party agrees to be responsible for any action of its Representatives that would amount to a breach of the confidentiality obligations contained herein if such Representative were the receiving Party and (B) Service Provider shall be permitted to disclose (1) the Confidential Information to Service Provider’s Representatives (and such parties shall be permitted to further disclose) to the extent reasonably necessary (as determined by Service Provider with Due Care) to perform the Services but Service Provider agrees to be responsible for any action of any Service Provider Representatives that would amount to a breach of the confidentiality obligations contained herein if such Service Provider Representative was the receiving Party and (2) the relevant portions of this Agreement, (including the Power of Attorney) to any title company or any other party that requires, as part of Service Provider’s performance of the Services, evidence of Service Provider’s authority to perform its obligations under this Agreement or to delegate the same to Service Provider Representative; provided that, in the case of the foregoing clause (A), such persons are informed of the confidential nature of the information. As used herein, “Regulatory Authority” means all local, state and federal regulatory authorities, including the Consumer Financial Protection Bureau, that currently has, or may in the future have, jurisdiction or exercising regulatory or similar oversight with respect to any of the activities contemplated by this Agreement or to Owner, Owner’s affiliates or Service Provider.
(iii)The Parties agree that the disclosing Party owns all rights, title and interest in and to its Confidential Information and any and all modifications to such Confidential Information, and that the Party receiving the Confidential Information will not reverse-engineer any software or other materials embodying the Confidential Information. The Parties acknowledge that Confidential Information is being provided for limited use internally, and the receiving Party agrees to use the Confidential Information only in accordance with the terms and conditions of this Agreement and in furtherance of the Services. Except as expressly provided in this Agreement, no right or license whatsoever is granted with respect to the Confidential Information or otherwise. Notwithstanding anything to the contrary contained herein, Owner shall own all Confidential Information with respect to the Properties (which, for the avoidance of doubt, shall not include any Confidential Information relating to Service Provider or any Service Provider Indemnitee), and Owner, subject to compliance with the provisions of Section 7(i)(vi), shall be free to disclose such Confidential Information to third parties in its sole discretion.
(iv)Following termination of this Agreement, upon the request of the disclosing Party, the non-disclosing Party will, promptly after receiving a written request by the disclosing Party, destroy all Confidential Information furnished to it and/or any of its Representatives by or on behalf of the disclosing Party. Except to the extent a Party is advised by legal counsel that such destruction is prohibited by applicable law, the non- disclosing Party and its Representatives will also destroy all written material, memoranda, notes, copies, excerpts and other writings or recordings whatsoever prepared by the non- disclosing Party and/or its Representatives based upon, containing or otherwise reflecting any Confidential Information; provided, however, that neither the non-disclosing Party nor any of its Representatives shall be obligated to return or destroy Confidential Information
(i) to the extent it has been electronically archived by any such Party in accordance with its automated security and/or disaster recovery procedures as in effect from time to time or
(ii) to the extent required by law or their respective internal record retention policies for legal, compliance or regulatory purposes; provided that any such Confidential Information so retained shall remain subject to the confidentiality provisions contained herein for (x) with respect to Confidential Information pertaining to Service Provider’s, any Third-Party Service Provider’s business information or operations, for two (2) years following the date on which Service Provider is no longer providing the types of services covered by this Agreement for any property owned by Owner or its affiliates and (y) with respect to all other Confidential Information not covered in subclause (x) hereof, one (1) year following the date on which Service Provider is no longer providing the types of services covered by this Agreement for any property owned by Owner or its affiliates, provided, however, notwithstanding the foregoing, Owner may not, without the prior written consent of the relevant Service Provider Owner (as defined below) (which consent may be granted or withheld in such Service Provider Owner’s sole discretion), make any announcement suggesting that Owner is working with, or in a contractual relationship with, any person or entity that Owner knows to be a Service Provider Owner unless a separate written agreement exists between such Service Provider Owner and Owner or its affiliates. At the request of the disclosing Party made at the time of its request for the return and/or destruction of Confidential Information, the return and/or destruction of materials in accordance with the foregoing shall be confirmed to the disclosing Party in writing by an authorized officer of the non-disclosing Party.
(v)Owner has informed Service Provider of the applicability of United States federal and state securities laws to the use of material, non-public information, specifically as it relates to trading in securities of VineBrook Homes Trust, Inc., the indirect parent of Owner, and Service Provider agrees to comply, shall inform all Service Provider Parties and use commercially reasonable efforts to cause Service Provider Parties to comply, with such rules and related regulations in all material respects and the VineBrook Homes Trust, Inc. insider trading policy, which was provided to Asset Manager prior to its execution of this Agreement.
(vi)In addition to the requirements of this Section 7(i), each Party agrees that it shall obtain, use, retain and share information concerning tenants of each Property and prospective tenants of any Property, including nonpublic personal information as defined under the Gramm-Leach-Bliley Act of 1999 and its implementing regulations, including all nonpublic personal information of or related to customers or consumers of either Party, including but not limited to names, addresses, telephone numbers, account numbers, customer lists, credit scores, and account, financial, transaction information, consumer reports and information derived from consumer reports, that is subject to protection from publication under applicable laws (“Customer Information”), in strict compliance with all applicable state and federal laws and regulations concerning the privacy and confidentiality of such information, including the requirements of the federal Gramm-Leach-Bliley Act of 1999 and its implementing regulations and Owner’s Privacy Notice, in connection with this Agreement. Service Provider agrees that it will not disclose or use any Customer Information, including any Customer Information relating to tenants of each Property and prospective tenants of any Property other than to carry out the purposes for which such information has been disclosed to it hereunder, provided that Service Provider shall be permitted to disclose Customer Information to Service Provider’s Representatives to the extent reasonably necessary (as determined by Service Provider with Due Care) to the performance of the Services. Service Provider agrees that Owner owns all rights, title and interest in and to the Customer Information, including any Customer Information relating to tenants of each Property and prospective tenants of any Property. Further, Service Provider agrees that it will not disclose to Owner any Customer Information that contains consumer credit information regarding a natural person or other information that would be subject to applicable privacy laws or restriction on disclosure. Service Provider hereby agrees to comply with all applicable laws and regulations related to consumer protection and the Data Processing Addendum agreed to by the Parties, attached hereto as Exhibit K and incorporated herein by reference.
(vii)Neither Party nor any of their respective affiliates shall issue any press releases or otherwise make any public statements with respect to the other Party, any Service Provider, Owner, or any of their respective affiliates, or the transactions contemplated by this Agreement, including, without limitation, making reference to or using the name of the other Party, any Service Provider Owner, or any of their respective affiliates, under any circumstance, without the prior written consent of such Service Provider, such Service Provider Owner, or Owner, as applicable, which consent may be granted or withheld in such Service Provider’s, Service Provider Owner’s or Owner’s sole discretion, as applicable, except as required by applicable law, rule or regulation, including the regulations of the SEC. The Parties agree that Owner and its affiliates may make such disclosures as are required by them by the regulations of the SEC.
(j)Business Days. As used herein, the term “Business Day(s)” means any day other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law to close in Dallas, Texas or New York, New York.
(k)Ratification. All actions taken or services provided by Service Provider on behalf of and in the name of Owner prior to the Effective Date of this Agreement (including the incurrence of costs as authorized by this Agreement or otherwise), in connection with those certain transactions set forth on Schedule 7(k) attached hereto and that would be permitted under this terms of this Agreement and were taken in furtherance of the Services to be provided hereunder, be, and hereby are, authorized, approved, ratified and confirmed in all respects by Owner.
8.Limitation of Liability. OTHER THAN AS THE RESULT OF SERVICE PROVIDER’S OR OWNER’S BAD FAITH, GROSS NEGLIGENCE, FRAUD, ILLEGAL ACTIVITY, OR WILLFUL MISCONDUCT, IN NO EVENT SHALL OWNER OR SERVICE PROVIDER BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION, EXCEPT TO THE EXTENT OWED TO THIRD PARTIES. FURTHER, NO DIRECT OR INDIRECT PARTNER, SHAREHOLDER, MEMBER, OFFICER, DIRECTOR, EMPLOYEE, AFFILIATE, BENEFICIARY, MANAGER OR AGENT IN OR OF OWNER OR SERVICE PROVIDER (AND NO OFFICER, DIRECTOR, EMPLOYEE, AGENT, MANAGER OR TRUSTEE OF ANY OF THE FOREGOING) WILL BE PERSONALLY LIABLE FOR THE PERFORMANCE OF OWNER’S OR SERVICE PROVIDER’S, AS APPLICABLE, OBLIGATIONS UNDER THIS AGREEMENT. OWNER AGREES TO LOOK SOLELY TO SERVICE PROVIDER AND NOT TO ANY DIRECT OR INDIRECT PARTNER, SHAREHOLDER, MEMBER, OFFICER, DIRECTOR, EMPLOYEE, AFFILIATE,

BENEFICIARY, MANAGER OR AGENT IN OR OF SERVICE PROVIDER TO ENFORCE ITS RIGHTS HEREUNDER. SERVICE PROVIDER AGREES TO LOOK SOLELY TO OWNER AND NOT TO ANY DIRECT OR INDIRECT PARTNER, SHAREHOLDER, MEMBER, OFFICER, DIRECTOR, EMPLOYEE, AFFILIATE,

BENEFICIARY, MANAGER OR AGENT IN OR OF OWNER TO ENFORCE SERVICE PROVIDER’S RIGHTS HEREUNDER.

9.Exculpation. Notwithstanding anything herein to the contrary (but provided in each case that neither Service Provider, nor anyone one acting at its direction or on its behalf, nor any of their directors, agents (including any third-party to whom Service Provider has delegated the performance of any of its duties or obligations under this Agreement), employees or officers (collectively with Service Provider, the “Service Provider Parties”), has directed any party to undertake the conduct at issue, or acted in an illegal manner or acted with fraud, bad faith, gross negligence or willful misconduct in connection therewith nor materially breached this Agreement beyond any applicable notice and/or cure periods), Service Provider assumes no liability and shall not be liable for: (a) any acts or omissions of (i) Owner or any previous or subsequent owners of each Property unless Service Provider or any of the Service Provider Parties, or any affiliate of Service Provider, was a previous or subsequent owner of the applicable Property when such act or omission occurred, (ii) any previous or subsequent development manager or other agents of Owner or any previous owner of each Property, other than any Servicer Provider Party, (iii) any third parties who were engaged by or on behalf of Owner or any previous owner of each Property, or subsequent development manager, including, without limitation, any brokers, service providers, contractors, subcontractors, vendors or other providers, other than Service Provider or any Service Provider Party, or (iv) any other third party not engaged by Service Provider unless such party is a Service Provider Party; (b) intentionally omitted; (c) any liability for violations of environmental laws; (d) the financial performance of each Property; (e) compliance by each Property, any building thereon or any equipment therein with the requirements of any applicable laws (including the Americans with Disabilities Act or similar state or local law); (f) any fees or costs associated with the remediation, maintenance, repair or replacement of a Property to address any inspection items noted on a inspections requested by the state, county, city or municipality including, but are not limited to, code compliance inspections, subsidized housing inspections and rental license inspections (collectively, “City Requested Inspections”) or otherwise required by a city or municipality in which a Property sits; and/or (g) any fines, fees or costs assessed by any City Requested Inspection of a Property.
10.Additional Rights of Service Provider. Notwithstanding anything in this Agreement to the contrary, Owner shall not, directly or indirectly, make or take any of the following actions or decisions without the express prior written approval of Service Provider (which consent shall not to be unreasonably withheld, conditioned or delayed), in each instance, other than with respect to clause (e) below, which shall only require prior written notice to Service Provider:
(a)incur any indebtedness that would require disclosure of Service Provider’s or its affiliates’ direct or indirect beneficial owners (each, a “Service Provider Owner”);

(b)enter into any securitization or capital markets transaction that would subject Service Provider to risk retention requirements or require public disclosure concerning Service Provider, its affiliates or any Service Provider Owner, aside from the public disclosure required by applicable law, rule or regulation regarding Service Provider and that Service Provider is the service provider of the Properties in the securitization or capital markets transaction;

(c)enter into any litigation settlement with any regulatory or licensing authority that could reasonably be known by Owner to cause a material adverse effect to Service Provider and/or regulatory oversight or licensing obligations on Service Provider, its affiliates or any Service Provider Owner, that differ from Service Provider’s obligations under this Agreement;

(d)engage in any action(s) that would require Service Provider, its affiliates or any Service Provider Owner to register with the SEC (as a registered investment adviser, broker dealer or otherwise) or any other regulatory body;
(e)pursue or otherwise commence an initial public offering or other listing of securities on a nationally recognized exchange, merger or combination transaction with respect to Owner to the extent such transaction would, to Owner’s actual knowledge, impose, on Service Provider, its affiliates or any Service Provider Owner, any filing or disclosure obligation with a state or federal regulatory agency; or
(f)commit to do any of the foregoing in clauses “(a)” through “(d)”.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

OWNER:
VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership partnership

By:    /s/ John Good     Name: John Good
Title: Authorized Signatory

[Signatures continue on following page]

Signature Page to Real Estate Development Services Agreement

SERVICE PROVIDER:
EVERGREEN DEVELOPMENT SERVICES,
LLC, a Delaware limited liability company

By:    /s/ William Lehner     Name: William Lehner
Title:    Authorized Signatory

[End of signatures]

Signature Page to Real Estate Development Services Agreement

EXHIBIT A INTENTIONALLY OMITTED

Exhibit A to Real Estate Development Services Agreement

EXHIBIT B
FORM OF LIMITED POWER OF ATTORNEY

(Intentionally Omitted.)

Exhibit B to Real Estate Development Services Agreement

EXHIBIT C
DESIGNEES OF OWNER AUTHORIZED TO APPROVE ACQUISITIONS
[Reserved]

Exhibit C to Real Estate Development Services Agreement

EXHIBIT D
PERMITTED ACQUISITION EXPENSES
(Intentionally Omitted.)

Exhibit D to Real Estate Development Services Agreement

EXHIBIT E INTENTIONALLY OMITTED

Exhibit E to Real Estate Development Services Agreement

EXHIBIT F ACQUIRED PROPERTY FILE
(Intentionally Omitted.)

Exhibit F to Real Estate Development Services Agreement

EXHIBIT G RENOVATION STANDARDS
(Intentionally Omitted.)

Exhibit G to Real Estate Development Services Agreement

EXHIBIT H
PERMITTED THIRD-PARTY SERVICE PROVIDER CATEGORIES

(Intentionally Omitted.)

Exhibit H to Real Estate Development Services Agreement

EXHIBIT I INTENTIONALLY OMITTED

Exhibit I to Real Estate Development Services Agreement

EXHIBIT J ACQUISITION PROCESS
(Intentionally Omitted.)

Exhibit J to Real Estate Development Services Agreement

EXHIBIT K
DATA PROCESSING ADDENDUM

(Intentionally Omitted.)

Exhibit K to Real Estate Development Services Agreement

SCHEDULE 7(K)

(Intentionally Omitted.)

Schedule 7 (k) to Real Estate Development Services Agreement